                                                                      EXHIBIT 21
                                  SUBSIDIARIES

     The following list includes all of the subsidiaries of the Company, all of which are wholly-owned.

                                         ORGANIZED UNDER
                 NAME                        LAWS OF
                 ----                    ---------------
AMIREIT (Frye), Inc.                     North Carolina
AMIREIT (Kendall), Inc.                  Florida
AMIREIT Lucy Lee, Inc.                   Missouri
AMIREIT (North Fulton), Inc.             Georgia
AMIREIT (Palm Beach Gardens), Inc.       Florida
AHE of California, Inc.                  California
AHE of Irvine, Inc.                      California
American Health Properties of Arizona,
  Inc.                                   Arizona
AHP of Colorado, Inc.                    Colorado
AHP of Fayetteville, Inc.                Arkansas
AHP of Florida, Inc.                     Florida
AHP of Illinois, Inc.                    Illinois
AHP of Indiana, Inc.                     Indiana
AHP of Kansas, Inc.                      Kansas
AHP of Nevada, Inc.                      Nevada
AHP of New Jersey, Inc.                  New Jersey
AHP of South Carolina, Inc.              South Carolina
AHP of Sunrise, Inc.                     Florida
AHP of Tarpon Springs, Inc.              Florida
AHP of Tennessee, Inc.                   Tennessee
AHP of Texas, Inc.                       Texas
AHP of Utah, Inc.                        Utah
AHP of Washington, Inc.                  Washington
AHP of West Virginia, Inc.               West Virginia